Exhibit 99.1

DelMar Pharmaceuticals, Inc.

October 31, 2014 Pro Forma Balance Sheet
(Unaudited)		Pro Forma Adjustments
							October
							31, 2014
	September						Pro
	30, 2014 Balances	1	2	3	4	5	Forma Balances
Assets

Current Assets
Cash and cash equivalents	4,315,746	738,626		-360,000			4,694,372
Taxes and other receivables	19,340						19,340
Prepaid expenses	162,246						162,246
	4,497,332	738,626	0	-360,000	0	0	4,875,958

Liabilities

Current liabilities
Accounts payable and accrued liabilities	293,989						293,989
Related party payables	41,674						41,674
	335,663	0	0	0	0	0	335,663

Stock option liability	182,065						182,065
Derivative liability	3,458,662	-346,018	-825,502		916		2,288,058
	3,976,390	-346,018	-825,502	0	916	0	2,805,786

Stockholder's equity

Preferred stock	278,530						278,530
Common stock	36,842	1,136				187	38,165
Additional paid-in capital	13,982,362	1,083,508	825,502			206,299	16,097,671
Warrants	6,187,805						6,187,805
Accumulated deficit	-19,985,775			-360,000	-916	-206,486	-20,553,177
Accumulated other comprehensive income	21,178						21,178
	520,942	1,084,644	825,502	-360,000	-916	0	2,070,172

	4,497,332	738,626	0	-360,000	0	0	4,875,958

Pro Froma Adjustments

1. To record proceeds of $738,626 from the exercise of 1,136,347 warrants at $0.65 per warrant and to record the reclassification of the pro rata portion of the related derivative liability to equity.
2. To record the reclassification of the Dividend Warrant portion of the derivative liability to equity upon the amendment of all of the Dividend Warrants.
3. To recognize the October 2014 expenses.
4. To recognize the change in the fair value of the remaining unexercised Investor Warrants from September 30, 2014 to October 31, 2014.
5. To recognize share-based payments related to shares and stock options issued for services during October 2014.